UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2025

Alixo-Yolloo Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-272825	37-1922983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Business Center Sunkar, Building 47B,

Aktau, 130002 Kazakhstan

(Address of principal executive offices, zip code)

+1-252-34-66-180

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, a new independent director was appointed as member of the Board of Directors (the “Board”) of Alixo-Yolloo Corporation (the “Company”).

The following is a brief account of the education and business experience during at least the past five years of the director of our Company.

Patryk Czerwinski, age 37, has over a decade of experience in finance, corporate governance, and data analysis. His background includes working in both operational and oversight roles for companies in Poland. Mr. Czerwinski holds a Master’s degree in Management and Economics from the University of Warsaw.

There are no family relationships between Mr. Czerwinski and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Czerwinski and any person pursuant to which he was selected as director. There are and have been no transactions in which Mr. Czerwinski has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	By:	/s/ Roman Zhezhel
Name: Roman Zhezhel Title: President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)